Exhibit 4.10

NEITHER THIS WARRANT NOR THE SECURITIES INTO WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE SECURITIES INTO WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

INTERNATIONAL ISOTOPES INC.

CLASS L COMMON STOCK PURCHASE WARRANT

Initial Holder:	Original Issue Date: December 23, 2013
No. of Shares Subject to Warrant: 5,000,000
Exercise Price Per Share: $0.06
Expiration Time: 5:00 p.m., New York time, on December 23, 2018

International Isotopes Inc., a Texas corporation (the “Company”), hereby certifies that, for value received, the Initial Holder shown above, or its permitted registered assigns (the “Holder”), is entitled to purchase from the Company up to the number of shares of its common stock, par value $0.01 per share (the “Common Stock”),  shown above as may be adjusted from time to time as provided herein (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at the exercise price shown above as may be adjusted from time to time as provided herein (the “Exercise Price”), at any time and from time to time on or after the original issue date indicated above (the “Original Issue Date”) and through and including the expiration time shown above (the “Expiration Time”), and subject to the following terms and conditions:

This Warrant has been issued pursuant to a Note Payable Agreement, dated December 23, 2013 (the “Note”), by and between the Company, the Initial Holder and the other parties thereto.

1.

Definitions.  In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Note.

2.

List of Warrant Holders.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the Initial Holder or, as the case may be, any registered assignee to which this Warrant is permissibly assigned hereunder from time to time).  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.

List of Transfers; Restrictions on Transfer  This Warrant has been issued subject to certain investment representations of the original Holder set forth in the Note and may be transferred or exchanged only in compliance with the Note and applicable federal and state securities laws and regulations. The Company shall register any transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein.  Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder.  The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant.

4.

Exercise and Duration of Warrant

(a)

All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by this Section 4 of this Warrant at any time and from time to time on or after the Original Issue Date and through and including the Expiration Time. At the Expiration Time, the portion of the Warrant not exercised prior thereto shall be and become void and of no value and this Warrant shall be terminated and shall no longer be outstanding.

(b)

The Holder may exercise this Warrant by delivering to the Company: (i) an exercise notice, in the form attached hereto (the “Exercise Notice”), completed and duly signed, and (ii) payment by wire transfer of immediately available funds to an account designated by the Company of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised.  The date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.”  The Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation with the final Exercise Notice delivered to the Company.  Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases.  In the event of any dispute or discrepancy, the records of the Company shall be controlling and determinative in the absence of manifest error.  The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(c)

The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant pursuant to the terms hereof.

(d)

The Holder shall not have the right to exercise any portion of this Warrant, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 4(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.   To the extent that the limitation contained in this Section 4(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.   Upon the written request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

5.

Delivery of Warrant Shares

(a)

Upon exercise of this Warrant, the Company shall promptly (but in no event later than three (3) Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends (if as of the time of exercise the Warrant Shares do not constitute restricted or control securities).  “Trading Day” shall mean a date on which the Company’s Common Stock trades on its principal trading market.  The Holder, or any Person permissibly so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date.

(b)

The Company shall, upon the written request of the Holder, use its best efforts to deliver, or cause to be delivered, Warrant Shares hereunder electronically through the Depository Trust and Clearing Corporation or another established clearing corporation performing similar functions, if available; provided, that, the Company may, but will not be required to, change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through the Depository Trust and Clearing Corporation.  If as of the time of exercise the Warrant Shares constitute restricted or control securities, the Holder, by exercising, agrees not to resell them except in compliance with all applicable securities laws.

(c)

To the extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

(d)

If the Company fails to cause its transfer agent to transmit to the Holder a certificate or the certificates (either physical or electronic) representing the Warrant Shares pursuant to the terms hereof by the third (3rd) Trading Day after the date on which such certificate is required to be delivered pursuant to Section 5(a), then, the Holder will have the right to rescind such exercise.  In addition, if after such third (3rd) Trading Day the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise, then the Company shall pay in cash to the Holder the amount, if any, by which the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds the amount obtained by multiplying (i) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (ii) the price at which the sell order giving rise to such purchase obligation was executed.  In addition, the Company will at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

6.

Charges, Taxes and Expenses.  Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company. The Company shall bear the cost of any legal opinion, transfer agent fees and related costs in connection with the removal of restricted legend from any certificate representing the Common Stock issuable upon exercise of this Warrant.   Notwithstanding the foregoing, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or the Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7.

Replacement of Warrant or Certificate.  If this Warrant or any certificate for Common Stock issued on exercise of this Warrant shall become mutilated or defaced, or be destroyed, lost or stolen, the Company shall execute and deliver a new warrant or certificate of like amount in exchange and substitution for the mutilated or defaced Warrant or certificate, or in lieu of and in substitution for the destroyed, lost or stolen Warrant or certificate.  In the case of a mutilated or defaced Warrant or certificate, the Holder shall surrender such Warrant or certificate to the Company.  In the case of any destroyed, lost or stolen Warrant or certificate, the Holder shall furnish to the Company: (i) evidence to its satisfaction of the destruction, loss or theft of such Warrant or certificate and (ii) such security or indemnity (which shall not include the posting of any bond) as may be reasonably required by the Company to hold the Company harmless.

8.

Reservation of Warrant Shares.  The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

9.

Certain Adjustments to Exercise Price.  The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a)

Adjustments for Stock Splits and Combinations and Stock Dividends.  If the Company shall at any time or from time to time after the date hereof, effect a stock split or combination of the outstanding Common Stock or pay a stock dividend in shares of Common Stock, then the number of Warrant Shares issuable upon exercise of this Warrant shall be the number of Warrant Shares issuable immediately prior to such event, multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately after such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately before such event.  Any adjustments under this Section 9(a) shall be effective at the close of business on the date the stock split or combination becomes effective or the date of payment of the stock dividend, as applicable.

(b)

Merger Sale, Reclassification, etc.  In case of any: (i) consolidation or merger (including a merger in which the Company is the surviving entity), (ii) sale or other disposition of all or substantially all of the Company’s assets or distribution of property to shareholders (other than distributions payable out of earnings or retained earnings), or (iii) reclassification, change or conversion of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof (other than as a result of a stock split or combination of shares of Common Stock covered by Section 9(a) above), then and in each such case the Holder of this Warrant, upon the exercise hereof at any time thereafter shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consolidation, merger, sale or other disposition, reclassification, change, conversion or reorganization, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto. To the extent that there are multiple types of securities, cash or property to be received in a transaction, then the Company shall allocated the Exercise Price among the consideration in a manner reasonably related to the underlying value of each component of the consideration.  If holders are given an opportunity to select among different forms of consideration in a transaction, then the Holder shall be given the same choice as to the consideration it receives upon any exercise of this Warrant following such a transaction.  Notwithstanding anything to the contrary, in the event of a transaction that is (x) an all cash transaction, (y) a "Rule 13e-3 transaction" as defined in Rule 13e-3 under the Exchange Act, or (z) a consolidation or sale (where the Company is not the surviving corporation) involving a person or entity not traded on a national securities exchange, including, but not limited to, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the transaction, purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such transaction.

10.

No Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of this Warrant, nor shall the Company be required to pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated and that all issuances of Common Stock shall be rounded up to the nearest whole share.

11.

Notices.  Whenever the Exercise Price is adjusted pursuant to any provision of Section 9, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. If (i) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (iii) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (iv) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (v) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.  Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be delivered in accordance with the procedures set forth in Section 9.2 of the Note.

12.

Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent.  Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

13.

Miscellaneous

(a)

This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.  This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns.

(b)

This Warrant shall be governed by and construed in accordance with the laws of the State of New York, USA, without regard to the principles of conflicts of law thereof (other than Section 5-1401 of the General Obligations Law of the State of New York).

(c)

Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Warrant, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HERETO (INCLUDING ITS AFFILIATES, AGENTS, OFFICERS, DIRECTORS AND EMPLOYEES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d)

The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e)

In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(f)

Prior to exercise of this Warrant, the Holder hereof shall not, by reason of by being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.

(g)

No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

INTERNATIONAL ISOTOPES INC.

By:  ________________________________

        Name: Steve T. Laflin

        Title:  President and CEO

INTERNATIONAL ISOTOPES INC.

EXERCISE NOTICE

The undersigned, pursuant to the provisions set forth in the attached Warrant hereby irrevocably elects to purchase ____________ shares of Common Stock covered by such Warrant, and is providing, herewith, the aggregate purchase price for such shares.

The Holder shall pay the sum of $________ by certified or official bank check (or via wire transfer) to the Issuer in accordance with the terms of the Warrant.

The undersigned is an “accredited investor” as defined in Regulation D, as promulgated under the Securities Act of 1933, as amended.

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”) or pursuant to an exemption from registration under the Securities Act.

Dated:
(Signature must conform to name of holder as specified on the face of the Warrant)

Address:

INTERNATIONAL ISOTOPES INC.

FORM OF ASSIGNMENT

To be completed and signed only upon transfer of Warrant

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________ the right represented by the within Warrant to purchase _________________ shares of Common Stock to which the within Warrant relates and appoints __________________ attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated:	TRANSFEROR:

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By:

Title:

TRANSFEREE:

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By:

Title:

WITNESS:

Address of Transferee:
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